                                                                    EXHIBIT 10.2



================================================================================




                              PURCHASE AGREEMENT


                                 BY AND AMONG


                        MAYER-HAMMANT EQUIPMENT, L.L.C.


                THE MEMBERS OF MAYER-HAMMANT EQUIPMENT, L.L.C.


                                      AND


                       NATIONAL EQUIPMENT SERVICES, INC.



                           DATED AS OF MARCH 2, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                                PAGE
ARTICLE I

         DEFINITIONS.............................................................  1
         1.1      Definitions....................................................  1
         1.2      Other Definitional Provisions..................................  4
         1.3      Cross Reference of Other Definitions...........................  5

ARTICLE II

         PURCHASE AND SALE OF UNITS..............................................  6
         2.1      Unit Purchase..................................................  6
         2.2      Purchase Price for Acquired Units..............................  6
         2.3      Accounts Receivable Adjustment.................................  6
         2.4      Closing Transactions...........................................  7

ARTICLE III

         CONDITIONS TO CLOSING...................................................  7
         3.1      Conditions to the Purchaser's Obligations......................  7
         3.2      Conditions to Each Sellers' Obligations........................ 10

ARTICLE IV

         COVENANTS PRIOR TO CLOSING.............................................. 12
         4.1      Affirmative Covenants of the Company and Each Seller........... 12
         4.2      Negative Covenants of  the Company and Each Seller............. 13
         4.3      Covenants of Purchaser......................................... 14

ARTICLE V

         REPRESENTATIONS AND WARRANTIES
         CONCERNING THE COMPANY.................................................. 14
         5.1      Organization and Organizational Power.......................... 14
         5.2      Authorization of Transactions.................................. 15
         5.3      Capitalization................................................. 15
         5.4      Subsidiaries; Investments...................................... 15
         5.5      Absence of Conflicts........................................... 16
         5.6      Financial Statements and Related Matters....................... 16
         5.7      Absence of Undisclosed Liabilities............................. 17
         5.8      Absence of Certain Developments................................ 17
         5.9      Title to Properties............................................ 19
         5.10     Taxes.......................................................... 20

         5.11     Contracts and Commitments...................................... 20
         5.12     Proprietary Rights............................................. 22
         5.13     Litigation; Proceedings........................................ 22
         5.14     Brokerage...................................................... 23
         5.15     Governmental Licenses and Permits.............................. 23
         5.16     Employees...................................................... 23
         5.17     Employee Benefit Plans......................................... 23
         5.18     Insurance...................................................... 24
         5.19     Officers and Directors; Bank Accounts.......................... 24
         5.20     Affiliate Transactions......................................... 25
         5.21     Compliance with Laws........................................... 25
         5.22     Environmental Matters.......................................... 25
         5.23     Disclosure..................................................... 26
         5.24     Closing Date................................................... 26

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS................... 27
         6.1      Authorization of Transactions.................................. 27
         6.2      Absence of Conflicts........................................... 27
         6.3      Brokerage...................................................... 27
         6.4      Shares......................................................... 28
         6.5      Closing Date................................................... 28

ARTICLE VII

         REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER................. 28
         7.1      Organization and Corporate Power............................... 28
         7.2      Authorization.................................................. 28
         7.3      No Violation................................................... 28
         7.4      Governmental Authorities and Consents.......................... 28
         7.5      Litigation..................................................... 29
         7.6      Brokerage...................................................... 29
         7.7      Employees...................................................... 29
         7.8      Closing Date................................................... 29

ARTICLE VIII

         TERMINATION............................................................. 29
         8.1      Termination.................................................... 29
         8.2      Effect of Termination.......................................... 30

ARTICLE IX

         INDEMNIFICATION AND RELATED MATTERS..................................... 30
         9.1      Survival....................................................... 30

         9.2      Indemnification................................................. 31

ARTICLE X

         ADDITIONAL AGREEMENTS.................................................... 34
         10.1     Continuing Assistance........................................... 34
         10.2     Tax Matters..................................................... 34
         10.3     Employee Matters................................................ 34
         10.4     Press Releases and Announcements................................ 34
         10.5     Further Transfers............................................... 35
         10.6     Specific Performance............................................ 35
         10.7     Transition Assistance........................................... 35
         10.8     Expenses........................................................ 35
         10.9     Exclusivity..................................................... 35
         10.10    Books and Records............................................... 36
         10.11    Appointment of Representative................................... 36
         10.12    Noncompetition, Nonsolicitation and Confidentiality............. 38

ARTICLE XI

         MISCELLANEOUS............................................................ 40
         11.1     Amendment and Waiver............................................ 40
         11.2     Notices......................................................... 40
         11.3     Binding Agreement; Assignment................................... 41
         11.4     Severability.................................................... 41
         11.5     No Strict Construction.......................................... 41
         11.6     Captions........................................................ 41
         11.7     Entire Agreement................................................ 41
         11.8     Counterparts.................................................... 42
         11.9     Governing Law................................................... 42
         11.10    Parties in Interest............................................. 42

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A    -      Form of Escrow Agreement
Exhibit B    -      Form of Employment Agreement
Exhibit C    -      Form of Opinion of Counsel to the Company and the Sellers
Exhibit D    -      Form of Opinion of the Counsel to the Purchaser

                              INDEX OF SCHEDULES
                              ------------------

Schedule of Members
Organization Schedule
Subsidiaries Schedule
Conflicts Schedule
Financial Statements Schedule
Developments Schedule
Real Property Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Permits Schedule
Employees Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors and Bank Accounts Schedule
Affiliated Transactions Schedule
Environmental Schedule
Covered Employees Schedule
Noncompete Schedule

                              PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT is made as of March 2, 1999, by and among MAYER-HAMMANT EQUIPMENT, L.L.C., a Louisiana limited liability company (the "Company"), the members of the Company listed on the Schedule of Members
 -------                                             -------------------
attached hereto (collectively, the "Sellers" and individually, a "Seller"), and
                                    -------                       ------
NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Purchaser").
                                                                ---------
The Company, the Sellers and the Purchaser are referred to herein collectively as the "Parties" and individually as a "Party."
        -------                         -----

          WHEREAS, the issued and outstanding equity interests of the Company consist of 2,000 Units (200 Voting Units and 1,800 Non-Voting Units, collectively the "Common Units");
                  ------------

          WHEREAS, the Sellers own beneficially and of record 100% of the issued and outstanding Common Units; and

          WHEREAS, the Purchaser desires to acquire from each Seller, and each Seller desires to sell to the Purchaser, all of the Common Units owned by such Seller (collectively, the "Acquired Units").
                           --------------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1  DEFINITIONS.  For purposes hereof, the following terms, when used
               -----------
herein with initial capital letters, shall have the respective meanings set forth herein:

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Purchase Agreement, including all Exhibits and
           ---------
Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Environmental Affiliates" of any Person means, with respect to any
           ------------------------
particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Excluded Assets and Liabilities" means (i) all life insurance
           -------------------------------
policies (less the note payable to C.S.V. Officers Life Ins.) owned by the Company, (ii) that certain receivable due from Richard Livingston, and (iii) all obligations or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) arising out of or relating to any of such assets.

          "GAAP" means, at a given time, United States generally accepted
           ----
accounting principles, consistently applied.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

          "Insider" means, any officer, director, employee, member, stockholder,
           -------
partner or Affiliate, as applicable, of the Company or any of its Affiliates or any immediate family member of such Person (including, without limitation, any Person related by marriage or adoption to any such individual) or any entity in which any such Person owns any beneficial interest.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals and other authorizations of foreign, federal, state and local governments or other similar rights.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
easement, restriction, charge, or other lien.

          "Loss" means, with respect to any Person, any diminution in value,
           ----
consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing, together with interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 9.2 through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to Article IX.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, results of operations, or future prospects of the Company or any of its Subsidiaries.

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Company's or its Subsidiaries' business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Permitted Encumbrances" means:  (A) statutory liens for current taxes
           ----------------------
or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Real Property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of the Real Property.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Proprietary Rights" means any and all patents, patent applications,
           ------------------
trademarks, service marks, trademark or service mark applications and registrations, trade and legal names, copyrights, copyright applications and registrations, trade secrets, know-how, technology, computer software and software systems, business and marketing plans, customer and supplier lists, confidential information and all other proprietary property, rights and interests.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls a managing director or general partner of such partnership, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

           1.2 OTHER DEFINITIONAL PROVISIONS.
               -----------------------------

          (a)  Accounting Terms.  Accounting terms which are not otherwise
               ----------------
defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b)  "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
                -------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c)  Successor Laws.  Any reference to any particular Code section or
               --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

          1.3  CROSS REFERENCE OF OTHER DEFINITIONS.  Each capitalized term
               ------------------------------------
listed below is defined in the corresponding Section of this Agreement:

Term                                    Section
----                                    -------

Accounts Receivable                     2.3
Acquired Units                          Recitals
Applicable Limitation Date              9.1
Authorized Action                       10.11(d)
Cap                                     9.2(b)(ii)
Cash Portion                            2.2
Closing                                 2.4(a)
Closing Date                            2.4(a)
Closing Transactions                    2.4(b)
COBRA                                   5.17(a)
Common Units                            Recitals
Company                                 Preface
Confidential Information                10.12(c)
Covered Employee                        10.3
Employment Agreement                    3.1(g)
ERISA                                   5.17(a)
Escrow Account                          2.2
Escrow Agreement                        2.2
Financial Statements                    5.6(a)
Indemnified Party                       9.2(e)
Indemnifying Party                      9.2(e)
HSR Act                                 3.1(d)
HSR Filing                              5.5
Latest Balance Sheet                    5.6(a)
Leased Properties                       5.9(b)
Noncompete Period                       10.12(a)
Noncompete Payment                      10.12(a)
Noncompeting Parties                    10.12(a)
Owned Real Property                     5.9(a)
Party                                   Preface
Purchase Price                          2.2

Purchaser                               Preface
Purchaser Parties                       9.2(a)
Real Property                           5.9(b)
Receivables Determination Date          2.3
Representative                          10.11(a)
Seller                                  Preface
Seller Parties                          9.2(c)
Subsidiary Stock                        5.4
Surveys                                 3.1(k)
Title Company                           3.1(j)
Title Policies                          3.1(j)
Transaction Expenses                    10.8
Uncollected Receivables Amount          12.3


                                  ARTICLE II

                          PURCHASE AND SALE OF UNITS
                          --------------------------

          2.1  UNIT PURCHASE.  On and subject to the terms and conditions set
               -------------
forth in this Agreement, on the Closing Date, the Purchaser shall purchase from each Seller, and each Seller shall sell and transfer to the Purchaser, all of the shares of Common Units owned by such Seller as such ownership is set forth on the Schedule of Members attached hereto, free and clear of any Liens.
       -------------------

          2.2  PURCHASE PRICE FOR ACQUIRED UNITS.  The aggregate purchase price
               ---------------------------------
to be paid to Sellers for the Acquired Units (the "Purchase Price") is
                                                   --------------
$25,800,000, which amount shall be paid as follows: (a) the Purchaser shall deliver to the Sellers $24,500,000 in cash (the "Cash Portion"); and (b) the
                                                 ------------
Purchaser shall deposit $1,300,000 in an escrow account with Whitney National Bank in New Orleans, Louisiana (the "Escrow Account") governed by an Escrow
                                     --------------
Agreement substantially in form of Exhibit A attached hereto (the "Escrow
                                   ---------                       ------
Agreement").  The Escrow Account shall be available to satisfy any amounts owing
---------
to the Purchaser pursuant to Section 2.3 and/or Section 9.2. In addition, the Purchaser shall make the $200,000 Noncompete Payment described in Section 10.12(a). The Purchase Price will be allocated among the Sellers in the manner set forth in Schedule of Members attached hereto. The Purchase Price is subject
             -------------------
to adjustment pursuant to Section 2.3.

          2.3  ACCOUNTS RECEIVABLE ADJUSTMENT. Notwithstanding anything herein
               ------------------------------
to the contrary, and in addition to any other adjustments set forth in this Agreement, the Purchase Price will be reduced dollar-for-dollar by the aggregate amount of the net notes and accounts receivable of the Company, calculated on a consolidated basis, in existence as of the Closing (the "Accounts Receivable"),
                                                         --------------------
which are uncollected by the Company or its Subsidiaries (the "Uncollected
                                                               -----------
Receivables Amount") as of the 120th day following the Closing Date (the
-----------------
"Receivables Determination Date"). If there is an Uncollected Receivables
 ------------------------------
Amount, the Purchaser shall be entitled to receive the Uncollected Receivables Amount from the Escrow Account within two (2) business days after the Receivables Determination Date; provided, however, that if the amount then left in the Escrow Account is less than the amount of the Uncollected Receivables Amount, the Representative shall pay to the Purchaser, within two (2) business days after the Receivables

Determination Date, the amount by which the Escrow Account is less than Uncollected Receivables Amount by wire transfer or delivery of other immediately available funds. The Company shall not be required to retain a collection agency, bring any suit, or take any other action out of the ordinary course of business to collect any of the Accounts Receivable. To the extent that the Company has not collected the full amount of the Accounts Receivable and the Purchaser has been compensated therefor in accordance with this Section, the Company shall assign any such uncollected Accounts Receivable to the Sellers.

          2.4   CLOSING TRANSACTIONS.
                --------------------

          (a)   Closing.  The closing of the transactions contemplated by this
                -------
Agreement (the "Closing") shall take place by Federal Express of the closing
                -------
documents to the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, by 10:00 a.m. on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) are accomplished or obtained, or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Representative, or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Representative. The date and time of the Closing are herein referred to as the "Closing Date."
     ------------

          (b)   Closing Transactions.  Subject to the conditions set forth in
                ---------------------
this Agreement, the Parties shall consummate the following transactions (the "Closing Transactions") on the Closing Date:
 -------------------

          (i) each Seller shall deliver to the Purchaser certificates representing the Acquired Units owned by such Seller, duly endorsed for transfer;

          (ii) The Purchaser shall deliver to Sellers the Cash Portion in the manner set forth on the Schedule of Members in immediately available funds;
                             -------------------

          (iii) The Purchaser shall deliver to the Sellers the Noncompete Payment in the manner set forth on the Schedule of Members;
                                            -------------------

          (iv) The Purchaser shall deposit $1,300,000 in the Escrow Account in the manner contemplated by the Escrow Agreement; and

          (v) the Company, the Sellers and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III.

                                  ARTICLE III

                             CONDITIONS TO CLOSING
                             ---------------------

          3.1  Conditions to the Purchaser's Obligations.  The obligation of the
               -----------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a)  The representations and warranties set forth in Article V and
Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Company or the Sellers to the Purchaser pursuant to Sections 4.1(g), 5.24 and 6.6 hereof);

          (b) The Company and each Seller shall have performed and complied with all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing;

          (c) All consents by third parties that are required for the transfer of the Acquired Units to the Purchaser, and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Company or any of its Subsidiaries is a party shall have been obtained, and payoff letters with respect to all of the Company's and its Subsidiaries' Indebtedness outstanding as of the Closing and releases of any and all Liens held by third parties against property of the Company or any of its Subsidiaries shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Units to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Purchaser and the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been
                                           -------
terminated;

          (e) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Company or any of its Subsidiaries, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (f) Except as otherwise specified in writing by the Purchaser to the Representative, all of the Company's and each of its Subsidiaries' directors, managers, and officers shall have resigned and such resignations shall be effective as of the Closing Date;

          (g) The Company and each of Frank Hammant III, Michael Hammant and Pat Brennan shall have entered into an agreement relating to his employment with the Company (the "Employment Agreements"), substantially in the form of Exhibit
                  ---------------------                                 -------
B attached hereto, and the Employment Agreements shall be in full force and
-
effect;

          (h) The Purchaser shall have received an opinion, dated the Closing Date, of Baldwin & Haspel, L.L.C., counsel to the Company and the Sellers, substantially in the form of Exhibit C attached hereto;
                             ---------

          (i) The Company shall have distributed the Excluded Assets and Liabilities to the Sellers, and the Sellers shall have accepted and assumed the Excluded Assets and Liabilities, pursuant to documents reasonably satisfactory to the Purchaser;

          (j) The Purchaser shall have obtained, at the Purchaser's sole cost and expense: (i) with respect to each parcel of Owned Real Property an ALTA owner's policy of title insurance Form B-1990 with deletion of creditor's rights exception issued by a title insurer (the "Title Company") satisfactory to the
                                          -------------
Purchaser, in such amount as the Purchaser determines to be the fair market value of the Owned Real Property, insuring title to the Owned Real Property in the Company subject only to the Permitted Encumbrances ("Title Policies"); and
                                                         --------------
(ii) with respect to each parcel of Leased Property reasonably requested by the Purchaser or require by any lender to the Purchaser, an ALTA leasehold policy of title insurance Form B-1990 with deletion or creditor's rights exception issued by the Title Company in such amount as the Purchaser reasonably determine insuring title to the leasehold estate in such parcel of Leased Property in the Company subject only to Permitted Encumbrances. The Title Policies shall contain: (i) an "Extended Coverage Endorsement" insuring over the general exceptions contained in such policies; (ii) an ALTA Zoning Endorsement 3.1 (or equivalent); (iii) an endorsement insuring that the Owned Real Property or Leased Property, as the case may be, described in such Title Policy is the parcel shown on the Survey (as defined below) with respect to such Owned Real Property or Leased Property; (iv) an endorsement insuring that each street adjacent to such Owned Real Property or Leased Property is a public street and that there is direct and unencumbered access, ingress and egress to such street from such Owned Real Property and Leased Property; (v) if any parcel of Owned Real Property contains more than 1 record parcel, a contiguity endorsement insuring that all such record parcels are contiguous to one another; (vi) an Owner's Comprehensive Endorsement; (vii) a tax parcel endorsement and such other endorsements as shall be reasonably requested by the Purchaser or required by any lender to the Purchaser.

          (k) The Purchaser shall have received, at the Purchaser's sole cost and expense, a current ALTA/ACSM survey of each parcel of Owned Real Property and Leased Property with respect to which a Title Policy is required (the

"Surveys") made in accordance with the 1992 ALTA/ACSM standards including items
--------
1 through 13 of Table A thereof made by a surveyor licensed in the jurisdiction in which such parcel of Owned Real Property or Leased Property is located and certified to the Purchaser, the Purchaser's lender and the Title Company as having been so made, disclosing the location of all improvements, easements, party-walls, sidewalks, roadways, utility lines and other matters required to be shown on the surveys and showing each such parcel of Owned Real Property or Leased Property to be free from encroachments of improvements located thereon onto adjacent property and to be free from encroachments of improvements located on property adjacent onto such parcel of Owned Real Property or Leased Property.

          (l) On or prior to the Closing Date, the Sellers shall have delivered to Purchaser all of the following:

          (i) a certificate from the Company and the Sellers in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a) through (j) have been satisfied;

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Company's members approving the transactions contemplated by this Agreement;

          (iv) with respect to the Company and each of its Subsidiaries, certificates of the secretary of state of such company's state of formation and each state where such company is required to qualify to do business providing that such company is validly existing in such jurisdiction;

          (v)    copies of the resignations described in Section 3.1(f);

          (vi) all documents and records relating to the business of the Company or any of its Subsidiaries that are in any Seller's possession;

          (vii) landlord consents, as applicable to this transaction, and estoppel certificates from the Company's and each of its Subsidiaries' landlords in form and substance satisfactory to the Purchaser; and

          (viii) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby; and

          (m) All proceedings to be taken by the Company and each Seller in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Company and each Seller to effect the transactions contemplated hereby reasonably requested by the Purchaser shall be reasonably satisfactory in form and substance to the Purchaser.

Any condition specified in this Section 3.1 may be waived by the Purchaser; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Purchaser.

          3.2    Conditions to Each Sellers' Obligations.  The obligation of
                 ---------------------------------------
each Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article VII shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the

Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Purchaser to Sellers pursuant to Sections 4.3(a) and 7.7 hereof);

          (b) The Purchaser shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All personal guarantees of the Sellers with respect to contracts, leases and other agreements which relate to the Company's business shall have been released by the beneficiaries thereto;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Units to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Representative and the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

          (e) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Company or any of its Subsidiaries, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (f) The Company and each of Frank Hammant III, Michael Hammant and Pat Brennan shall have entered into an Employment Agreement, and the Employment Agreements shall be in full force and effect;

          (h) The Sellers shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel to the Purchaser, substantially in the form of Exhibit D attached hereto;
   ---------

          (i) The Company shall have distributed the Excluded Assets and Liabilities to the Sellers, and the Sellers shall have accepted and assumed the Excluded Assets and Liabilities, pursuant to documents reasonably satisfactory to the Sellers;

          (j) On or prior to the Closing Date, the Purchaser shall have delivered to the Representative all of the following:

          (i) a certificate from the Purchaser in a form reasonably satisfactory to the Representative, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d), inclusive, have been satisfied;

          (ii) certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement; and

          (iii) such other documents or instruments as the Sellers may reasonably request to effect the transactions contemplated hereby; and

          (k) All proceedings to be taken by the Purchaser in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Purchaser to effect the transactions contemplated hereby reasonably requested by the Representative shall be reasonably satisfactory in form and substance to the Representative.

Any condition specified in this Section 3.2 may be waived by the Representative; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Representative.


                                  ARTICLE IV


                          COVENANTS PRIOR TO CLOSING

          4.1   AFFIRMATIVE COVENANTS OF THE COMPANY AND EACH SELLER. Prior to
                ----------------------------------------------------
the Closing, unless the Purchaser otherwise agrees in writing, each Seller shall cause the Company and each of its Subsidiaries to, and in the case of Sections 4.1(f), (g), (h) and (i) each Seller also shall:

          (a) conduct its business and operations only in the Ordinary Course of Business;

          (b) keep in full force and effect its legal existence and all rights, franchises and intellectual property relating or pertaining to its business and use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) use its best efforts to carry on the business of the Company and each of its Subsidiaries in the same manner as presently conducted and to keep the Company's and each of its Subsidiaries' business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (d) maintain the material assets of the Company and each of its Subsidiaries in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with past practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, whether or not the Company or such Subsidiary is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Representative and the Purchaser;

          (e) maintain the books, accounts and records of the Company and each of its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (f) encourage employees to continue their employment with the Company and its Subsidiaries after the Closing;

          (g) promptly (once the Company, any of the Company's Subsidiaries or any Seller obtains knowledge thereof) inform Purchaser in writing of any variances from the representations and warranties contained in Article V or
Article VI hereof or any breach of any covenant hereunder by the Company, any of the Company's Subsidiaries or any Seller;

          (h) cooperate with the Purchaser and use best efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations); and

          (i) cooperate with the Purchaser in the Purchaser's investigation of the business and properties of the Company and its Subsidiaries, to permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Company and its Subsidiaries at reasonable hours, (ii) visit and inspect any of the properties of the Company and its Subsidiaries, (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the respective directors, officers, partners, key employees, key sales representatives, key suppliers and independent accountants of the Company and its Subsidiaries, (iv) perform a rental fleet count and evaluation, (v) perform a physical inventory count (other than a physical count of the inventory on the premises of customers), (vi) review contracts, (vii) perform a detailed financial review, and (viii) perform site environmental studies at the expense of Purchaser.

          4.2  NEGATIVE COVENANTS OF  THE COMPANY AND EACH SELLER.  Prior to the
               --------------------------------------------------
Closing, unless the Purchaser otherwise agrees in writing, each Seller shall cause the Company and each of its Subsidiaries to not:

          (a)  take any action that would require disclosure under Section 5.8;

          (b) make any loans, enter into any transaction with any Insider or make or grant any increase in any employee's, officer's or director's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company or any of its Subsidiaries;

          (c) establish or, except in accordance with past practice, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Company or any of its Subsidiaries;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons;

          (e) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, equity repurchases or other transactions involving the Company's or any of its Subsidiaries' capital stock or equity securities;

          (f) sell, transfer, contribute, distribute, or otherwise dispose of any securities or assets of the Company or any of its Subsidiaries to any Person;

          (g) incur any indebtedness for borrowed money other than indebtedness necessary to finance the Company's or its Subsidiaries' working capital needs;

          (h) agree to do any of the foregoing, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business.

Notwithstanding the foregoing, the Company may distributed the Excluded Assets and Liabilities to the Sellers pursuant to documents reasonably satisfactory to the Purchaser and the Sellers.

           4.3 COVENANTS OF PURCHASER.  Prior to the Closing, the Purchaser
               ----------------------
shall:

          (a) promptly (once it obtains knowledge thereof) inform the Representative in writing of any variances from the representations and warranties contained in Article VII or any breach of any covenant hereunder by Purchaser; and

          (b) cooperate with Sellers and use its best efforts to cause the conditions to each Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE COMPANY
                            ----------------------

          As a material inducement to Purchaser to enter into this Agreement, Frank Hammant, Jr. represents and warrants that:

          5.1  ORGANIZATION AND ORGANIZATIONAL POWER.  The Company and each of
               -------------------------------------
its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its state of formation and is qualified to do business in every jurisdiction in which it is required to be qualified. The jurisdictions of formation of the Company and each of its Subsidiaries and all jurisdictions in which such company is qualified to do business are set forth on the "Organization Schedule" attached hereto. The Company and each of its
     ---------------------
Subsidiaries has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company's and each of its Subsidiaries' charter and by-laws (or equivalent documents) have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the members and board of managers (or the equivalent), the membership record books (or the equivalent) of the Company and each of its Subsidiaries have been furnished to the Purchaser. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its charter or by-laws (or equivalent documents).

          5.2  AUTHORIZATION OF TRANSACTIONS.  The Company has full
               -----------------------------
organizational power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved the Transaction Documents and has duly authorized the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. No other organizational proceedings on the part of the Company or any of its members or Subsidiaries are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. All of the Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

          5.3  CAPITALIZATION.  The issued and outstanding equity interests of
               --------------
the Company consists of 2,000 Common Units. All of the Company's issued and outstanding units have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Sellers in the amounts set forth on the Schedule of Members and are not subject to, nor were
                         -------------------
they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Sellers as set forth on the Schedule of Members free and clear of all Liens. There are no
       -------------------
outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its equity interests (other than this Agreement). There are no outstanding or authorized unit appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the equity interests of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity interests.

          5.4  SUBSIDIARIES; INVESTMENTS.  Except as set forth on the
               -------------------------
"Subsidiaries Schedule" attached hereto, the Company does not own or hold any
----------------------
shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest. All of the authorized, issued and outstanding shares of capital stock or any other security or interest of each of the Company's Subsidiaries (the "Subsidiary Stock") and
                                                        ----------------
the class and par value of such Subsidiary Stock are set forth on the Subsidiaries Schedule. All of the issued and outstanding shares of Subsidiary
---------------------
Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Persons and in the amounts set forth on the Subsidiaries Schedule and are not subject to, nor were
                         ---------------------
they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Persons as set forth on the Subsidiaries Schedule free and clear of all Liens. There are no
       ---------------------
outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company or any of its

Subsidiaries is a party or which are binding upon the Company or any of its Subsidiaries providing for the issuance, disposition or acquisition of any capital stock or equity securities of any of the Company's Subsidiaries. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to the Company's Subsidiaries. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the Subsidiary Stock. Neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Subsidiary Stock.

          5.5  ABSENCE OF CONFLICTS.  Except as set forth on the "Conflicts
               --------------------                               ---------
Schedule" attached hereto, and except for the filing requirements under the HSR
--------
Act (the "HSR Filing"), the execution, delivery and performance of the
          ----------
Transaction Documents and the consummation of the transactions contemplated thereby by the Company and the Sellers do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Units or the assets of the Company or any of its Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the charter or by-laws (or equivalent documents) of the Company or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of the Company's Subsidiaries is bound or affected, or any law, statute, rule or regulation to which the Company or any of the Company's Subsidiaries is subject or any judgment, order or decree to which the Company or any of the Company's Subsidiaries is subject.

           5.6 FINANCIAL STATEMENTS AND RELATED MATTERS.
               ----------------------------------------

          (a)  Financial Statements.  Attached hereto as the "Financial
               --------------------                           ---------
Statements Schedule" are copies of the Company's (i) unaudited consolidated and
-------------------
consolidating balance sheet as of December 31, 1998 (the "Latest Balance Sheet")
                                                          --------------------
and the related statements of income and cash flows for the ten-month period then ended and (ii) reviewed consolidated and consolidating balance sheets and statements of income and cash flows for the fiscal years ended March 31, 1998, 1997 and 1996. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and
                                       --------------------
complete, is consistent with the Company's and its Subsidiaries' books and records (which, in turn, are accurate and complete), present fairly the Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure and except as noted therein. Purchaser acknowledges that none of the Company's Financial Statements are audited.

          (b)  Receivables.  The Company's and its Subsidiaries' notes and
               -----------
accounts receivable are valid receivables, current, and are subject to no valid counterclaims or setoffs, at the aggregate amount recorded on the Company's or its Subsidiaries' books and records as of the Closing, net of an amount of allowances for doubtful accounts which relate to those receivables computed in a manner consistent with GAAP and the accounting practices used in the preparation of the Latest Balance Sheet. The Purchaser acknowledges that the Company does not maintain an allowance for doubtful accounts and, instead, utilizes the direct writeoff method. Accordingly, for purposes of this representation and section 2.3 the parties agree that the allowance for doubtful accounts shall be $58,539.89.

          (c)  Inventory.  Except as set forth on Schedule 5.6(c), the Company's
               ---------                          ---------------
and its Subsidiaries' inventory, net of the reserves applicable to such inventory, consists of a quantity and quality which, except as reflected in such reserve, is usable and saleable in the Ordinary Course of Business, and the items of such inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use.

          5.7  ABSENCE OF UNDISCLOSED LIABILITIES.  Neither the Company nor any
               ----------------------------------
of its Subsidiaries has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under contracts or commitments described on the Contracts Schedule attached hereto or under contracts and commitments which are
------------------
not required to be disclosed thereon (but not liabilities for breaches thereof),
(ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, and (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability).

          5.8  ABSENCE OF CERTAIN DEVELOPMENTS.  Except as set forth on the
               -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
 ---------------------
this Agreement, since March 31, 1998, neither the Company nor any of its Subsidiaries has:

          (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $10,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of the its books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

          (c) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities;

          (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

          (e)  subjected any portion of its properties or assets to any Lien;

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to any Seller or any Insider) a portion of its tangible assets, except for sales of inventory in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to any Seller or any Insider) any Proprietary Rights owned by, issued to or licensed to the Company or any of its Subsidiaries or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company and its Subsidiaries in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (h) suffered any extraordinary losses or waived any rights of material value;

          (i) incurred any indebtedness for borrowed money (other than indebtedness to finance its working capital needs);

          (j) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (k) entered into any other material transaction, or materially changed any business practice;

          (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (m) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) incurred intercompany charges or conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, and payment of accounts payable and accrued expenses);

          (o) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $20,000;

          (p) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (q)  made charitable contributions, pledges, association fees or dues;

          (r) changed (or authorized any change) in its charter or by-laws (or equivalent documents); or

          (s)  agreed or committed to do any of the foregoing.

          5.9  TITLE TO PROPERTIES.
               -------------------

          (a)  Owned Properties.  The "Real Property Schedule" attached hereto
               ----------------        ----------------------
sets forth a list of all owned real property (collectively, the "Owned Real
                                                                 ----------
Property") used by the Company or any of its Subsidiaries.  With respect to each
--------
such parcel of Owned Real Property: (i) such parcel is free and clear of all encumbrances, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and
(iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (b)  The leases and subleases described on the "Real Property
                                                          -------------
Schedule" attached hereto (the "Leased Properties," and together with the Owned
                                -----------------
Real Property referred to herein as the "Real Property") constitute all of the
                                         -------------
leases and subleases under which the Company or any of its Subsidiaries holds leasehold or subleasehold interests in real property. The real property leases and subleases described on the Real Property Schedule are valid, binding,
                               ----------------------
enforceable and in full force and effect and have not been modified (except to the extent disclosed in the documents delivered to the Purchaser), and the Company or one or more of its Subsidiaries holds a valid and existing leasehold interest under such leases or subleases to which it is a party for the term set forth on the Real Property Schedule. The Company has delivered to the Purchaser
             ----------------------
complete and accurate copies of each of the leases or subleases described on the Real Property Schedule. With respect to each lease and sublease listed on the
----------------------
Real Property Schedule:
----------------------

          (i) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing;

          (ii) neither the Company, any of its Subsidiaries nor any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

          (iii) no party to the lease or sublease has repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (iv) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (v) all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

          (c)  The real property described on the Real Property Schedule
                                                  ----------------------
constitutes all of the real property used or occupied by the Company or any of its Subsidiaries.

          (d)  Except as set forth on the "Assets Schedule" attached hereto, the
                                           ---------------
Company or one or more of its Subsidiaries owns good and marketable title to, or a valid leasehold interest in, free and clear of all Liens, all of the personal property and assets which are shown on the Latest Balance Sheet or acquired thereafter or located on the Real Property or used by the Company or any of its Subsidiaries.

          (e) The buildings, machinery, equipment, personal properties, vehicles and other tangible assets of the Company or its Subsidiaries located upon or used in connection with the Real Property are operated in conformity with all applicable laws and regulations, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. The Company or one or more of its Subsidiaries owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries.

          5.10   TAXES.  Except as set forth on the "Taxes Schedule" attached
                 -----                               --------------
hereto, (i) the Company and each of its Subsidiaries has timely filed or shall timely file all Tax Returns which are required to be filed on or before the Closing Date, and all such Tax Returns are true, complete and accurate, (ii) all Taxes due and payable by the Company or any of its Subsidiaries have been paid or shall be paid by the Company, such Subsidiary on or before the Closing Date and all Taxes accrued but not yet due are shown on the Latest Balance Sheet or are set forth on the Taxes Schedule and no Taxes are delinquent, (iii) no
                     --------------
deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries and neither the Company nor any Seller reasonably expects that any such assertion or assessment of Tax liability will be made, (iv) neither the Company nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority, (v) neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group, (vi) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to Taxes assessed by such jurisdiction, (vii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision or state, local or foreign Tax law), as a transferee, by contract, or otherwise, and (viii) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, stockholder or other third party. The Taxes Schedule contains a list of states, territories and
            --------------
jurisdictions (whether foreign or domestic) in which the Company and each of its Subsidiaries is required to file Tax Returns.

          5.11   CONTRACTS AND COMMITMENTS.
                 -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the
                            ------------------
Company nor any of its Subsidiaries is a party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any equity purchase, equity option, hospitalization insurance or similar plan or practice, whether formal or informal;

          (ii) any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv)    agreements with respect to the lending or investing of funds;

          (v)     license or royalty agreements;

          (vi) guaranty of any obligation, other than endorsements made for collection;

          (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $10,000 annually;

          (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it (other than leases of equipment in the Ordinary Course of Business);

          (ix) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $10,000;

          (x) contract which prohibits it from freely engaging in business anywhere in the world; or

          (xi) other agreement material to it whether or not entered into in the Ordinary Course of Business.

          (b)     Except as disclosed on the Contracts Schedule, (i) no contract
                                             ------------------
or commitment required to be disclosed on the Contracts Schedule has been
                                              ------------------
breached or canceled by the other party and the Company, its Subsidiaries and the Sellers have no knowledge of any anticipated breach by any other party to any contract required to be set forth on the Contracts Schedule, (ii) no
                                             ------------------
customer or supplier has indicated in writing or orally to the Company, any of its Subsidiaries or any Seller that it shall stop or decrease the rate of business done with the Company or any of its Subsidiaries or that it desires to renegotiate its contract or current arrangement with the Company of any of its Subsidiaries, (iii) the Company and each of its Subsidiaries has performed all the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on the Contracts Schedule and is not in default under or in breach of
                 ------------------
any contract or commitment required to be disclosed on the Contracts Schedule,
                                                           ------------------
and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract required to be set forth on the Contracts Schedule, and (vi) each agreement required to be set
             ------------------
forth on the Contracts Schedule is legal, valid, binding, enforceable and in
             ------------------
full force and effect and will continue as such following the consummation of the transactions contemplated hereby.

          (c) The Sellers have provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together with all amendments, waivers or other
------------------
changes thereto (all of which are disclosed  on the Contracts Schedule).  The
                                                    ------------------
Contracts Schedule contains an accurate and complete description of all material
------------------
terms of all oral contracts required to be set forth thereon.

          5.12  PROPRIETARY RIGHTS.
                ------------------

          (b)   The "Proprietary Rights Schedule" attached hereto sets forth a
                     ---------------------------
complete and correct list of: (i) all patented, registered or applied for Proprietary Rights owned or used by the Company or any of its Subsidiaries; (ii) all trade names, unregistered trademarks and material unregistered copyrights owned or used by the Company or any of its Subsidiaries; (iii) all licenses or other agreements to which the Company or any of its Subsidiaries is a party, either as licensee or licensor, for any Proprietary Rights.

          (c)   Except as set forth on the Proprietary Rights Schedule, (i) the
                                           ---------------------------
Company or one or more of its Subsidiaries owns and possesses without restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of the Company's and each of its Subsidiaries' businesses as currently conducted; (ii) neither the Company nor any of its Subsidiaries has received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the Company's and each of its Subsidiaries' knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company or any of its Subsidiaries.

          (d) The transactions contemplated by this Agreement shall have no adverse effect on the Company's or any of its Subsidiaries' right, title and interest in and to any of their Proprietary Rights. The Company and each of its Subsidiaries has taken all necessary and desirable actions to maintain and protect its Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights.

          5.13  LITIGATION; PROCEEDINGS.  Except as set forth on the
                -----------------------
"Litigation Schedule" attached hereto, there are no actions, suits, proceedings,
--------------------
orders, judgments, decrees or investigations pending or, to the Company's or any of its Subsidiaries' knowledge, threatened against or affecting the Company or any of its Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the knowledge of the Company or any of its Subsidiaries there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

          5.14  BROKERAGE.  Except as set forth on the "Brokerage Schedule"
                ---------                               ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

          5.15  GOVERNMENTAL LICENSES AND PERMITS.  The "Permits Schedule"
                ---------------------------------        ----------------
attached hereto contains a complete listing and summary description of all Licenses owned or possessed by the Company or any of its Subsidiaries or used by the Company or any of its Subsidiaries in the conduct of their respective businesses. Except as indicated on the Permits Schedule, the Company and each
                                        ----------------
of its Subsidiaries owns or possesses all right, title and interest in and to all Licenses which are necessary to conduct its business as presently conducted and as proposed to be conducted and shall use its reasonable efforts to maintain all such Licenses. No loss or expiration of any License is pending or, to the Company's or any of its Subsidiaries' knowledge, threatened or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

          5.16  EMPLOYEES.  Except as set forth on the "Employees Schedule"
                ---------                               ------------------
attached hereto, to the knowledge of the Company or any of its Subsidiaries, no key executive employee and no group of employees or independent contractors of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or such Subsidiary. The Company and each of its Subsidiaries have complied with all applicable laws relating to the employment of personnel and labor. Neither the Company nor any of its Subsidiaries has experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice. Neither the Company nor any of its Subsidiaries has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

          5.17  EMPLOYEE BENEFIT PLANS.
                ----------------------

          (a)   Except as set forth on the "Benefit Plans Schedule" attached
                                            ----------------------
hereto, with respect to current or former employees of the Company and each of its Subsidiaries, neither the Company nor any of its Subsidiaries maintains or contributes to or has any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income

Security Act of 1974 ("ERISA")), or (iii) employee welfare benefit plans, (as
                       -----
defined in Section 3(1) of ERISA), equity option or equity purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Neither the Company nor any of its Subsidiaries has ever contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and neither the Company nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). Neither the Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
                                               -----

          (b) The employee welfare benefit plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form and
                                      ----------------------
in operation in all respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee pension benefit plans and employee welfare benefit plans set forth on the Benefit Plans Schedule have been properly and timely filed with
                 ----------------------
the appropriate government agency and distributed to participants as required. The Company and each of its Subsidiaries have complied with the requirements of COBRA.

          (d) With respect to each employee welfare benefit plan set forth on the Benefit Plans Schedule, (i) there have been no prohibited transactions as
    ----------------------
defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Company nor any of its Subsidiaries has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e) With respect to each of the employee welfare benefit plans listed on the Benefit Plans Schedule, the Sellers have furnished to the
              ----------------------
Purchaser true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          5.18  INSURANCE.  The "Insurance Schedule" attached hereto lists
                ---------        ------------------
and briefly describes each insurance policy maintained by the Company and each of its Subsidiaries with respect to its properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Company nor any of its Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule, neither the Company nor any of
                           ------------------
its Subsidiaries has any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

          5.19  OFFICERS AND DIRECTORS; BANK ACCOUNTS.  The "Officers,
                -------------------------------------        --------
Directors and Bank Accounts Schedule" attached hereto lists all officers and
------------------------------------
directors of the Company and each of its Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company and each of its Subsidiaries.

          5.20  AFFILIATE TRANSACTIONS.  Except as disclosed on the
                ----------------------
"Affiliated Transactions Schedule" attached hereto, no Insider is a party to any
---------------------------------
agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or which is pertaining to the business of the Company or any of its Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

          5.21  COMPLIANCE WITH LAWS.  The Company, each of its Subsidiaries
                --------------------
and their respective officers, directors, partners, agents and employees have complied with and are in compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's and its Subsidiaries' marketing and sales of their respective products and services) or any owned or leased properties of the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries may be subject, and no claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such laws or regulations, and neither the Company nor any of its Subsidiaries has received notice of any such violations.

          5.22  ENVIRONMENTAL MATTERS. Except as set forth on the "Environmental
                ---------------------                              -------------
Schedule" attached hereto:
--------

          (a) The Company and each of its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor any of its Subsidiaries has received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or to any of its Subsidiaries or to any of their respective properties or facilities.

          (b) Without limiting the generality of the foregoing, the Company and each of its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their respective properties or facilities or the operation of their respective businesses.

          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or any of its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e) Neither the Company nor any of its Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company of any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or any of its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Company nor any of its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          5.23  DISCLOSURE.  Neither this Agreement, the other Transaction
                ----------
Documents, nor any of the schedules, attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading; There is no fact which has not been disclosed to the Purchaser of which the Company, any of its Subsidiaries or any of the Sellers has knowledge which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

          5.24  CLOSING DATE.  All of the representations and warranties
                ------------
contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this

Agreement and shall be true and correct on the Closing Date, except to the extent that the Representative has advised the Purchaser otherwise in writing prior to the Closing.

                                  ARTICLE VI

             REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

          As a material inducement to the Purchaser to enter into this Agreement, each Seller severally represents and warrants to the Purchaser that:

          6.1   AUTHORIZATION OF TRANSACTIONS.
                -----------------------------

          (a) Each such Seller that is an individual has full power, authority and legal capacity to execute and deliver the Transaction Documents to which he is a party and to consummate the transactions contemplated thereby and hereby. Each seller that is an individual has duly executed and delivered all of the Transaction Documents to which he is a party, and such Transaction Documents constitute the valid an binding agreements of such Seller, enforceable against such Seller in accordance with their terms.

          (b) Each such Seller that is a trust has full power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The trustee of each Seller that is a trust has duly approved the Transaction Documents to which such Seller is a party and has duly authorized the execution and delivery of the Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated thereby. No other proceedings on the part of such Seller are necessary to approve and authorize the execution and delivery of the Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated thereby. Each Seller that is a trust has duly executed and delivered all of the Transaction Documents to which it is a party and such Transaction Documents constitute the valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms.

          6.2   ABSENCE OF CONFLICTS.  Except for the HSR Filing, neither
                --------------------
the execution and the delivery of this Agreement and the other documents contemplated hereby to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Units owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by such Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller is a party.

          6.3  BROKERAGE.  Except as set forth on the Brokerage Schedule, there
               ---------                              ------------------
are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.

          6.4  SHARES.  Such Seller holds of record and owns beneficially the
               ------
shares of Acquired Units as indicated on the Schedule of Members, free and clear
                                             -------------------
of any Liens. Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any equity securities of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any equity securities of the Company.

          6.5  CLOSING DATE.  All of the representations and warranties
               ------------
concerning such Seller contained in this Article VI are true and correct on the date of this Agreement and shall be true and correct on the Closing Date except to the extent that such Seller has advised the Purchaser otherwise in writing prior to the Closing.

                                  ARTICLE VII



            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER
            -------------------------------------------------------

          As a material inducement to Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to Sellers that:

          7.1  ORGANIZATION AND CORPORATE POWER.  The Purchaser is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder.

          7.2  AUTHORIZATION OF TRANSACTION.  The execution, delivery and
               ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms.

          7.3  NO VIOLATION.  The Purchaser is not subject to or obligated under
               ------------
its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party.

          7.4  GOVERNMENTAL AUTHORITIES AND CONSENTS.  Except for the HSR
               -------------------------------------
Filing, the Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. Except for the HSR Filing, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.

          7.5  LITIGATION.  There are no actions, suits, proceedings or orders
               ----------
pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's performance under this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

          7.6  BROKERAGE.   There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

          7.7  EMPLOYEES.   The Purchaser intends that the Company will retain
               ---------
all existing employees of the Company on an at-will basis and with other terms and conditions as are currently in place after the Closing. The Purchaser shall cause the Company to comply with its obligations under Section 10.3 below. Except as specifically provided in Section 10.3 below, nothing in this Section
7.7 or elsewhere in this Agreement shall obligate the Purchaser or the Company to continue to employ any employee for any period of time.

          7.8  CLOSING DATE.  All of the representations and warranties
               ------------
contained in this Article VII and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Sellers are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised Sellers otherwise in writing prior to the Closing.


                                  ARTICLE VII

                                  TERMINATION
                                  -----------

          8.1  TERMINATION.  This Agreement may be terminated at any time
               -----------
prior to the Closing:

          (a) by mutual written consent of the Representative and the Purchaser;

          (b) by the Representative if there has been a material misrepresentation or breach on the part of the Purchaser of the representations, warranties or covenants set forth in this

Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the Sellers' obligations to consummate the transactions contemplated hereby unless the Sellers' willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

          (c) by the Purchaser if there has been a material misrepresentation or breach on the part of any of the Sellers or the Company of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the Purchaser's obligations to consummate the transactions contemplated hereby unless the Purchaser's willful or knowing breach of this Agreement has caused the condition to be unsatisfied; or

          (d) by the Representative or the Purchaser if the Closing has not occurred on or prior to March 31, 1999; provided, however, that neither the Purchaser nor the Representative shall be entitled to terminate this Agreement pursuant to this Section 8.1(d) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          8.2  EFFECT OF TERMINATION.  In the event of termination of this
               ---------------------
Agreement by either the Representative or the Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Sections 10.4 and 10.8 shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.


                                  ARTICLE IX

                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          9.1  SURVIVAL.  All representations, warranties, covenants and
               --------
agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, members, managers, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 9.2(a)(i) or Section 9.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable
                                                            ----------
Limitation Date" shall mean the second anniversary of the Closing Date; provided
---------------
that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.10 (Taxes), the Applicable Limitation Date shall be the 30th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax which gave rise to such Loss, (ii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.22 (Environmental), the Applicable Limitation Date shall be the fourth anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.1 (Organization and Organizational Power), Section 5.2 (Authorization of Transactions), Section 5.3 (Capitalization), Section 5.5 (Absence of Conflicts), Section 5.14 (Brokerage) or Article VI (Representations and Warranties with Respect to Sellers) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in Section 7.1 (Organization an Corporate Power), 7.2 (Authorization of Transactions), 7.3 (No Violation) or 7.6 (Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).

          9.2  INDEMNIFICATION.
               ---------------

          (a) Frank Hammant, Jr., alone, shall indemnify the Purchaser, and the Company and each of their respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and
                    -----------------
against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain or become subject to, as a result of or relating to:

               (i) the breach of any representation or warranty made by the Company or any Seller contained in this Agreement or in any certificate delivered by the Company or any Seller with respect thereto in connection with the Closing;

               (ii) the breach of any covenant or agreement made by the Company contained in this Agreement to be performed by the Company prior to or at the Closing;

               (iii) the breach of any covenant or agreement made by any Seller contained in this Agreement; and

               (v)    any Excluded Asset and Liability.

The Purchaser Party's remedy for any indemnification of Losses hereunder may be satisfied by proceeding against only Frank Hammant, Jr. individually for all or any portion of any such Loss. The other Sellers shall not have any liability under this Section 9.2.

          (b) The indemnification provided for in Section 9.2(a)(i) above is subject to the following limitations:

          (i) Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) only if the Purchaser Party gives the Representative written notice thereof within the Applicable Limitation Date; and

          (ii) The aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Section 9.2(a)(i) shall not exceed $5.0 million (the "Cap"), except for claims for
                                         ---
     indemnification for breaches of the representations and warranties in
     Section 5.10 (Taxes), for which there shall be no cap.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser Party delivers written notice of a claim to the Representative no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (c) The Purchaser shall indemnify the Sellers and hold each Seller and its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") harmless
                                                       --------------
from and against and pay on behalf of or reimburse such Seller Party in respect of any Loss which any Seller Party may suffer, sustain or become subject to, as a result of or relating to:

               (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement or in any certificate delivered by the Purchaser with respect thereto in connection with the Closing; or

               (ii) the breach of any covenant or agreement made by the Purchaser contained in this Agreement; and

               (iii) any liabilities of the Company arising from the operation of the Company's business after the Closing (it being understood that nothing in this clause (iii) shall be construed to limit or impair, or create any right of setoff or counterclaim with respect to, any claim the Purchaser or the Company may make as a Purchaser Party against any Seller pursuant to Section 9.2(a) above).

          (d) The indemnification provided for in Section 9.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 9.2(c)(i) only if the Representative gives the Purchaser written notice thereof within the Applicable Limitation Date; and

          (ii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 9.2(c)(i) shall not exceed the Cap.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Representative delivers written notice of a claim to the Purchaser no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (up to the Cap) which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (e) If a party hereto seeks indemnification under this Article IX, such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") after receiving written notice of any action,
            ------------------
lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, if the Indemnifying Party assumes control of such defense, the Indemnifying Party will be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim, and, provided further that, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim.

          (g) Amounts paid to or on behalf of Sellers or Purchaser as indemnification shall be treated as adjustments to the Purchase Price.

          (h) Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller of any kind or nature whatsoever, whether in his capacity as Seller hereunder, as a member, stockholder, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification other than compensation as an employee of the Company), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.


                                   ARTICLE X

                             ADDITIONAL AGREEMENTS
                             ---------------------

          10.1  CONTINUING ASSISTANCE.  Subsequent to the Closing, each Seller
                ---------------------
and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          10.2  TAX MATTERS.
                -----------

          (a) All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Sellers when due, and each Seller shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and if required by applicable law, the Purchaser shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) Each Seller and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          10.3  EMPLOYEE MATTERS.  If the Company terminates any current
                ----------------
employee listed on the Covered Employees Schedule attached hereto (each, a
                       --------------------------
"Covered Employee") without cause (as determined by the Company reasonably and
-----------------
in good faith) after the Closing and before the first anniversary of the Closing, the Company will continue to pay to such Covered Employee his base salary (but no bonuses or other compensation or benefits) for a period of six months following the date of termination as severance. If the Company terminates any Covered Employee without cause (as determined by the Company reasonably and in good faith) on or after the first anniversary of the Closing and before the second anniversary of the Closing, the Company will continue to pay to such Covered Employee his base salary (but no bonuses or other compensation or benefits) for a period of three months following the date of termination as severance. The amounts payable pursuant to this Section 10(b) shall be reduced by the amount of any other compensation such Covered Employee receives from the Company.

          10.4  PRESS RELEASES AND ANNOUNCEMENTS.  Prior to the Closing Date, no
                --------------------------------
press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Sellers and the Purchaser); provided that in the event the Purchaser files a registration statement with the Securities and Exchange Commission, the Purchaser shall be entitled to adequately disclose the transactions contemplated hereby in such registration agreement. After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the Purchaser's consent (which shall not be unreasonably withheld).

          10.5  FURTHER TRANSFERS.  Each Seller shall execute and deliver such
                -----------------
further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Units and any other transactions contemplated hereby.

          10.6  SPECIFIC PERFORMANCE.  Each Seller acknowledges that the
                --------------------
Company's and each of its Subsidiaries' businesses is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller, money damages may be inadequate and Purchaser may have no adequate remedy at law. Accordingly, each Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          10.7  TRANSITION ASSISTANCE.  Each Seller shall not in any manner take
                ---------------------
any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company and/or any of its Subsidiaries after the date of this Agreement as were maintained with the Company and/or any of its Subsidiaries prior to the date of this Agreement.

          10.8  EXPENSES.  Except as otherwise provided herein, each Seller and
                --------
the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction Expenses");
                                                    --------------------
provided that the Sellers shall pay all Transaction Expenses of the Company and its Subsidiaries (if any). At the request of the Sellers, the fees, costs and expenses for which they are liable pursuant to this Section 10.8 may be deducted from the Cash Portion of the Purchase Price and paid directly to the Sellers' legal counsel, investment bankers and other agents and representatives. To the extent that the Company pays or becomes liable with respect to any Transaction Expenses of the Company, any of its Subsidiaries or the Sellers, the Cash Portion of the Purchase Price shall be reduced dollar-for-dollar. Notwithstanding the above, Purchaser shall pay the HSR filing fees.

          10.9  EXCLUSIVITY.  Until this Agreement is terminated by its terms,
                -----------
neither the Company, any of its Subsidiaries nor the Sellers (and neither the Company nor the Sellers shall cause or permit any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving the Company or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Company and each Seller agrees that it will discontinue immediately (and will cause any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to discontinue immediately) any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Sellers and the Company shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          10.10 BOOKS AND RECORDS.  Unless otherwise consented to in writing by
                -----------------
the Representative and the Purchaser, the Purchaser and the Sellers will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company acquired by the Purchaser hereunder or retained by any Seller without first offering to surrender to the other Party such books and records or any portion thereof of which the Sellers or the Purchaser may intend to destroy, alter or dispose. The Purchaser and the Sellers will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

          10.11  APPOINTMENT OF REPRESENTATIVE.
                 -----------------------------

          (a)    Powers of Attorney.  Each Seller irrevocably constitutes and
                 ------------------
appoints Frank Hammant, Jr. (the Representative") as such Seller's true and
                                 --------------
lawful agent, proxy and attorney-in-fact and agent and authorizes the Representative acting for such Seller and in such Seller's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:

          (i) determine the presence (or absence) of claims for indemnification against the Purchaser pursuant to Section 9.2 above;

          (ii) deliver all notices required to be delivered by such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.2 above;

          (iii) receive all notices required to be delivered to such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.2 above;

          (iv) take any and all action on behalf of such Seller from time to time as the Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement, including, without limitation, indemnification under Section 9.2; and

          (v) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Seller grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each Seller will, by executing this Agreement agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Seller. Each Seller acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative or any decisions made by the Representative pursuant to this Section 10.10, such Seller shall be bound by such documents or decision as fully as if such Seller had executed and delivered such documents or made such decisions.

          (b) The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to Sellers for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

          (c)    Replacement of the Representative.  Upon the death, disability
                 ---------------------------------
or incapacity of the initial Representative appointed pursuant to Section 10.10(a) above, each Seller acknowledges and agrees that such Representative's executor, guardian or legal representative, as the case may be, shall (in consultation with Sellers) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Representative hereunder within thirty (30) days. In the event that the Representative resigns for any reason, the Representative shall (in consultation with Sellers) select another representative to fill such vacancy. Any substituted representative shall be deemed the Representative for all purposes of this Agreement and the other Transaction Documents.

          (d)    Actions of the Representative; Liability of the Representative.
                 --------------------------------------------------------------
Each Seller agrees that Purchaser shall be entitled to rely on any action taken by the Representative, on behalf of the Sellers, pursuant to Section 10.10(a) above (each, an "Authorized Action"), and that each Authorized Action shall be
                 -----------------
binding on each Seller as fully as if such Seller had taken such Authorized Action. The Purchaser agrees that the Representative shall have no liability to the Purchaser for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Sellers jointly and severally agree to pay, and to indemnify and hold harmless the Purchaser from and against any losses which it may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Sellers. In addition, the Sellers hereby release and discharge the Purchaser from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on the Sellers' behalf to the Sellers.

           10.12 NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.
                 ---------------------------------------------------

          (a)    Noncompetition.  In consideration of the mutual covenants
                 --------------
provided for herein to the Sellers at the Closing, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the Noncompete Period"), none of the Sellers (and none of the beneficiaries of
     ------------------
any Seller that is a trust) (collectively, the "Noncompeting Parties") shall
                                                --------------------
engage, and each of the Sellers shall cause the Noncompeting Parties that are not themselves Sellers to not engage, (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that the Company or any of its Subsidiaries conducts or proposes to conduct as of the Closing Date in any of the Louisiana parishes listed on the Noncompete Schedule attached hereto or in
                                     -------------------
any other geographic area outside of Louisiana in which the Company or any of its Subsidiaries conducts its business as of the Closing Date, except as expressly permitted under any employment agreement with the Company executed at the Closing as contemplated hereunder; provided that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. The parties hereto agree that the covenant set forth in this Section 10.12 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 10.12(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. As further consideration for the obligations of the Sellers pursuant to this Section 10.12, the Purchaser shall pay to the Sellers $200,000 in cash on the Closing Date, allocated among the Sellers in accordance with the Schedule of Members (the "Noncompete Payment").
                               -------------------       ------------------

          (b)    Nonsolicitation.  Each Seller agrees that, during the
                 ---------------
Noncompete Period, such Seller (i) shall not, shall cause the other Noncompeting Parties to not, and shall use his best efforts not to permit such Seller's affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company or any of its Subsidiaries at any time prior to the Closing Date or during the Noncompete Period, without the prior written consent of the Company and (ii) shall not induce or attempt to induce, and shall cause the other Noncompeting Parties to not induce or attempt to induce, any customer or other business relation of the Company or any of its Subsidiaries into any business relationship which might materially harm the Company or any of its Subsidiaries. The term "indirectly" as used in this Section 10.11 is intended to
                        ----------
mean any acts authorized or directed by or on behalf of any Seller or any person controlled by such Seller.

          (c)    Confidentiality.  Each Seller shall, and shall cause the other
                 ---------------
Noncompeting Parties to, treat and hold as confidential any information concerning the business and affairs of the Company or any of its Subsidiaries that is not already generally available to the public (the "Confidential
                                                            ------------
Information"), refrain from using any of the Confidential Information except in
-----------
connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that any Noncompeting Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers shall cause such Noncompeting Party to notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 10.11(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Noncompeting Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Noncompeting Party may disclose the Confidential Information to the tribunal; provided that the Sellers shall cause such disclosing Noncompeting Party shall use his best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (d)    Trade Names.  No Seller shall use or permit any of his
                 -----------
affiliates to use the "Mayer-Hammant" name or any names confusingly similar thereto in any manner anywhere in the world after Closing.

          (e)    Remedy for Breach.  Each Seller acknowledges and agrees that in
                 -----------------
the event of a breach by any Seller of any of the provisions of this Section 10.11, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Purchaser and/or their respective Subsidiaries, successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.


                                  ARTICLE XI


                                 MISCELLANEOUS
                                 -------------

          11.1  AMENDMENT AND WAIVER.  This Agreement may be amended and any
                --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Representative. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          11.2  NOTICES.  All notices, demands and other communications given or
                -------
delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to each Seller shall, unless another address is specified in writing, or unless receipt of notice has been specifically delegated to the Representatives under this Agreement, be sent to the address or telecopy number indicated on the signature page attached hereto, and notices, demands and communications to the Representative, the Company and the Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:


NOTICES TO THE REPRESENTATIVE:            WITH A COPY TO:
-----------------------------             --------------

Frank Hammant, Jr.                       Baldwin & Haspel, L.L.C.
Mayer-Hammant Equipment, L.L.C.          Energy Centre, Suite 2200
471 Manhattan Blvd.                      1100 Poydras Street
Harvey, LA 70058                         New Orleans, LA 70163-2200
Telecopy: (504) 368-4431                 Telecopy: (504) 585-7751
                                         Attention: Karl J. Zimmermann, Esq.



NOTICES TO THE COMPANY:                  WITH A COPY TO:
----------------------                   --------------

Mayer-Hammant Equipment, L.L.C.          Baldwin & Haspel, L.L.C.
471 Manhattan Blvd.                      Energy Centre, Suite 2200
Harvey, LA 70058                         1100 Poydras Street
Telecopy: (504) 368-4431                 New Orleans, LA 70163-2200
Attention: Frank Hammant                 Telecopy: (504) 585-7751
                                         Attention: Karl J. Zimmermann, Esq.

NOTICES TO PURCHASER:                    WITH A COPY TO:
--------------------                     --------------

National Equipment Services, Inc.        Kirkland & Ellis
1800 Sherman Ave., Suite 100             200 East Randolph Drive
Evanston, IL 60201                       Chicago, IL  60601
Telecopy: (847) 733-1078                 Telecopy:  (312) 861-2200
Attention: Kevin Rodgers                 Attention: Sanford E. Perl, Esq.

          11.3  BINDING AGREEMENT; ASSIGNMENT.  This Agreement and all of the
                -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:

          (a) the Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its wholly-owned Subsidiaries; provided that the Purchaser shall remain responsible for its obligations under the Agreement. The Purchaser's "wholly-owned Subsidiaries" include Subsidiaries which may be organized subsequent to the date hereof;

          (b) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser, the Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and

          (c) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any material portion of its assets (whether such sale is structured as a sale of equity interests, a sale of assets, a merger or otherwise).

          11.4  SEVERABILITY.  Whenever possible, each provision of this
                ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          11.5  NO STRICT CONSTRUCTION.  The language used in this Agreement
                ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          11.6  CAPTIONS.  The captions used in this Agreement are for
                --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

          11.7  ENTIRE AGREEMENT.  This Agreement and the documents referred to
                ----------------
 herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          11.8  COUNTERPARTS.  This Agreement may be executed in multiple
                ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          11.9  GOVERNING LAW.  All questions concerning the construction,
                -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          11.10 PARTIES IN INTEREST.  Nothing in this Agreement, express or
                -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                    *          *          *          *          *

          IN WITNESS WHEREOF, the Parties have executed this Purchase Agreement as of the date first written above.



                                      NATIONAL EQUIPMENT SERVICES, INC.


                                      By: /s/ Paul R. Ingersoll
                                          ----------------------------------


                                      Its: Vice President
                                           ---------------------------------



                                      MAYER-HAMMANT EQUIPMENT, L.L.C.



                                      By: /s/ Frank J. Hammant, Jr.
                                          ----------------------------------


                                      Its: President
                                           ---------------------------------


                                      MEMBERS:


                                      /s/ Frank J. Hammant, Jr.
                                      --------------------------------------



SPOUSES:                              /s/ Mary Youngblood Hammant
                                      --------------------------------------



/s/ Kimberly Kelly Hammant            /s/ Frank J. Hammant, III
----------------------------          --------------------------------------


/s/ Susan Turan Hammant               /s/ Michael K. Hammant
----------------------------          --------------------------------------


/s/ Hugh Patrick Rooney               /s/ Maryann Hammant Rooney
----------------------------          --------------------------------------


/s/ Jeffrey P. Wickersham             /s/ Stacey Hammant Wickersham
----------------------------          --------------------------------------